Exhibit 99.1

www.smurfitwestrock.com

Smurfit Westrock Reports Third Quarter 2026 Results

October 28, 2026 – Smurfit Westrock plc (NYSE: SW) today announced the financial results for the third quarter ended September 30, 2026.

Key Points:

•	Net Sales of $8,161 million
•	Net Income of $219 million, with a Net Income Margin of 2.7%
•	Adjusted EBITDA1 of $1,205 million, with an Adjusted EBITDA Margin1 of 14.8%
•	Net Cash Provided by Operating Activities of $874 million
•	Quarterly dividend of $0.4523 per ordinary share

Smurfit Westrock plc’s performance for the three months ended September 30, 2026 and 2025 (in millions, except margins and per share data):

	Three months ended September 30,
	2026	2025
Net Sales	$8,161	$8,003
Net Income	$219	$245
Net Income Margin	2.7%	3.1%
Adjusted EBITDA[1]	$1,205	$1,302
Adjusted EBITDA Margin[1]	14.8%	16.3%
Net Cash Provided by Operating Activities	$874	$1,133
Basic EPS	$0.42	$0.47
Adjusted Basic EPS[1]	$0.45	$0.58

Tony Smurfit, President and CEO, commented:

“Set against unprecedented cost inflation and somewhat weaker than anticipated converting volumes, our third quarter performance of Adjusted EBITDA1 of $1,205 million with an Adjusted EBITDA Margin1 of 14.8% represents a resilient performance. Across all our regions we continue to make good progress in implementing our owner operator model and developing our innovative packaging approach for our customers. We have also implemented significant pricing initiatives across most paper grades and we expect these should more than offset input costs as these increases are passed through.

“Our North American business continues to make good progress. The region reported Adjusted EBITDA of $760 million and an Adjusted EBITDA margin of 15.6% for the third quarter. We remain sold out in all containerboard grades, and most consumer grades, and our converting businesses in both business areas continue to improve. Our focus on quality and service, as well as investment in productivity and efficiency, is winning customers and has established a strong foundation for future performance. In both Corrugated and Consumer, we continue to see a reduction in loss makers and are optimizing our businesses to improve returns. Most importantly, I am particularly impressed with the expertise and commitment of our people that are leading the change towards a customer centric, performance-led culture.

“Our EMEA & APAC business continues to outperform in a market that is heavily impacted by rising energy costs. The region reported Adjusted EBITDA of $379 million and an Adjusted EBITDA margin of 13.4% for the third quarter. Containerboard price increases to offset costs have been implemented and are being passed on with the normal time lag. Our EMEA & APAC business is increasingly seen as the partner of choice due to our unrivalled product portfolio and our leadership and investment in innovation, sustainability, quality and service.

“In our Latin American region, during the third quarter, we announced our agreement to acquire the containerboard assets of CMPC in Chile. This acquisition further strengthens our leadership presence in Latin America as the only pan regional supplier, where we continue to see many opportunities for development. For the quarter, the region reported Adjusted EBITDA of $126 million and an Adjusted EBITDA margin of 21.4%.

1 Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Basic EPS are non-GAAP measures. See the “Non-GAAP Financial Measures and Reconciliations” below for discussion and reconciliation of these measures to the most comparable GAAP measures.

"For full year 2026, we now estimate our Adjusted EBITDA2 to be approximately $4.7 billion. This expected outcome primarily reflects the continued and unprecedented cost inflation we are experiencing. For example, for the full year 2026 we expect to absorb approximately $700 million of additional freight and energy costs alone, significantly more than anticipated. We have, and are, implementing price increases to more than offset these costs, the full benefits of which we expect to realize into 2027. Against what has been a challenging operating environment I am very proud of the efforts of all our people who have set the foundation for continued progress into 2027 and beyond.”

Dividend

Smurfit Westrock plc announced today that its Board approved a quarterly dividend of $0.4523 per share on its ordinary shares. The quarterly dividend of $0.4523 per ordinary share is payable on December 10, 2026 to shareholders of record at the close of business on November 13, 2026.

Earnings Call

Management will host an earnings conference call today at 7:30 AM ET / 11:30 AM GMT to discuss Smurfit Westrock’s financial results. The conference call will be accessible through a live webcast. Interested investors and other individuals can access the webcast, earnings release, and earnings presentation via the Company’s website at www.smurfitwestrock.com. The webcast will be available at https://investors.smurfitwestrock.com/overview and a replay of the webcast will be available on the website shortly after the call.

Forward Looking Statements

This press release includes certain “forward-looking statements” (including within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) regarding, among other things, the plans, strategies, outcomes, outlooks and prospects, both business and financial, of Smurfit Westrock, the expected benefits of the completed combination of Smurfit Kappa Group plc (re-registered as Smurfit Kappa Group Limited) (“Smurfit Kappa”) and WestRock Company (“WestRock”) (the “Combination”) (including, but not limited to, synergies, as well as our scale, geographic reach and product portfolio), our medium-term plan, demand outlook, operating environment and the impact of unprecedented inflation and energy prices, announced closures and additional economic downtime, our ability to increase prices to offset elevated costs and pass through such increases and any other statements regarding Smurfit Westrock's future expectations, beliefs, plans, objectives, results of operations, financial condition and cash flows, or future events, outlook or performance.

Statements that are not historical facts, including statements about the beliefs and expectations of the management of Smurfit Westrock, are forward-looking statements. Words such as “may”, “will”, “could”, “should”, “would”, “anticipate”, “intend”, “estimate”, “project”, “plan”, “believe”, “expect”, “target”, “prospects”, “potential”, “commit”, “forecasts”, “aims”, “considered”, “likely” and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the control of the Company. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from the current expectations of the Company depending upon a number of factors affecting its business, including risks associated with the integration and performance of the Company following the Combination. Important factors that could cause actual results to differ materially from plans, estimates or expectations include: our ability to deliver on our medium-term plan; our ability to increase prices to offset elevated costs and pass through such increases; changes in demand environment; our ability to deliver on our closure plan and associated efforts; our future cash payments associated with these initiatives; potential future cost savings associated with such initiatives; the amount of charges and the timing of such charges or actions described herein; potential future impairment charges; accuracy of assumptions associated with the charges; economic, competitive and market conditions generally, including macroeconomic uncertainty, customer inventory rebalancing, the impact of inflation and increases in energy, raw materials, shipping, labor and capital equipment costs; geo-economic fragmentation and protectionism such as tariffs, trade wars or similar governmental actions affecting the flows of goods, services or currency (including the implementation of tariffs by the U.S. federal government and reciprocal tariffs and other protectionist or retaliatory measures governments in Europe, Asia, and other countries have taken or may take in response); the impact of prolonged or recurring U.S. federal government shutdowns and any resulting volatility in the capital markets or interruptions in the Company’s access to capital; the impact of public health crises, such as pandemics and epidemics and any related company or governmental policies and actions to protect the health and safety of individuals or governmental policies or actions to maintain the functioning of national or global economies and markets; reduced supply of raw materials, energy and transportation, including from supply chain disruptions and labor shortages; developments related to pricing cycles and volumes; intense competition; the ability of the Company to successfully recover from a disaster or other business continuity problem due to a hurricane, flood, earthquake or other weather-event, terrorist attack, war, pandemic, security breach, cyber-attack, power loss, telecommunications failure or other natural or man-made events, including the ability to function remotely during long-term disruptions; the Company's ability to respond to changing customer preferences and to protect intellectual property; the amount and timing of the Company's capital

2 Adjusted EBITDA is a non-GAAP financial measure. We have not reconciled Adjusted EBITDA outlook to the most comparable GAAP outlook because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide an outlook for the comparable GAAP measure (net income).

expenditures; risks related to international sales and operations; failures in the Company's quality control measures and systems resulting in faulty or contaminated products; cybersecurity risks, including threats to the confidentiality, integrity and availability of data in the Company's systems; works stoppages and other labor disputes; the Company’s ability to establish and maintain effective internal controls over financial reporting in accordance with the Sarbanes Oxley Act of 2002, as amended, and remediate any weaknesses in controls and processes; the Company's ability to retain or hire key personnel; risks related to sustainability matters, including climate change and scarce resources, as well as the Company's ability to comply with changing environmental laws and regulations; the Company's ability to successfully implement strategic transformation initiatives; results and impacts of acquisitions by the Company, including delays or failure to complete pending transactions, the incurrence of significant transaction costs, adverse market reactions, and regulatory or legal challenges; the Company's significant levels of indebtedness; the impact of the Combination on the Company's credit ratings; the potential impairment of assets and goodwill; the availability of sufficient cash to distribute dividends to the Company's shareholders in line with current expectations; the scope, costs, timing and impact of any restructuring of operations and corporate and tax structure; evolving legal, regulatory and tax regimes; changes in economic, financial, political and regulatory conditions in Ireland, the United States and elsewhere, and other factors that contribute to uncertainty and volatility, natural and man-made disasters, civil unrest, geopolitical uncertainty, and conditions that may result from legislative, regulatory, trade and policy changes associated with the current or subsequent Irish, U.S. or other administrations; legal proceedings instituted against the Company; actions by third parties, including government agencies; the Company's ability to promptly and effectively integrate Smurfit Kappa's and WestRock's businesses; the Company's ability to achieve the synergies and value creation contemplated by the Combination; the Company's ability to meet expectations regarding the accounting and tax treatments of the Combination, including the risk that the Internal Revenue Service may assert that the Company should be treated as a U.S. corporation or be subject to certain unfavorable U.S. federal income tax rules under Section 7874 of the Internal Revenue Code of 1986, as amended, as a result of the Combination; other factors such as future market conditions, currency fluctuations, the behavior of other market participants, the actions of regulators and other factors such as changes in the political, social and regulatory framework in which the Company's group operates or in economic or technological trends or conditions, and other risk factors included in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K. The Company’s forward-looking statements speak only as of the date of this press release or as of the date they are made. Neither the Company nor any of its associates or directors, officers or advisers provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any such forward-looking statements will actually occur. You are cautioned not to place undue reliance on these forward-looking statements. Other than in accordance with its legal or regulatory obligations, the Company is under no obligation, and the Company expressly disclaims any intention or obligation, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

About Smurfit Westrock

Smurfit Westrock is a leading provider of paper-based packaging solutions in the world, with approximately 96,000 employees across 40 countries.

Contact

Ciarán Potts	FTI Consulting
Smurfit Westrock
T: +353 1 202 71 27	T: +353 1 765 0800
E: ir@smurfitwestrock.com	E: smurfitwestrock@fticonsulting.com

Condensed Consolidated Statements of Operations (Unaudited)

(in millions, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Net sales	$8,161	$8,003	$23,904	$23,599
Cost of goods sold	(6,721)	(6,434)	(19,797)	(18,938)
Gross profit	1,440	1,569	4,107	4,661
Selling, general and administrative expenses	(927)	(963)	(2,858)	(2,899)
Impairment and restructuring costs	(26)	(65)	(199)	(360)
Transaction and integration-related expenses associated with the Combination	—	(15)	(1)	(72)
Operating profit	487	526	1,049	1,330
Interest expense, net	(174)	(177)	(519)	(526)
Pension and other postretirement non-service income, net	8	8	26	24
Other expense, net	(7)	(21)	(30)	(44)
Income before income taxes	314	336	526	784
Income tax expense	(95)	(91)	(156)	(183)
Net income	219	245	370	601
Net loss attributable to noncontrolling interests	3	1	6	1
Net income attributable to common shareholders	$222	$246	$376	$602

Basic earnings per share attributable to common shareholders	$0.42	$0.47	$0.72	$1.15

Diluted earnings per share attributable to common shareholders	$0.42	$0.47	$0.71	$1.14

Segment Information

We report our financial results of operations in the following three reportable segments:

i.	North America, which includes operations in the U.S., Canada and Mexico.
ii.	Europe, the Middle East and Africa (“MEA” and together with Europe, “EMEA”) and Asia-Pacific (“APAC”).
iii.	Latin America (“LATAM”), which includes operations in Central America and the Caribbean, Argentina, Brazil, Chile, Colombia, Ecuador and Peru.

Segment profitability is measured based on Adjusted EBITDA, defined as income before income taxes, unallocated corporate costs, depreciation, depletion and amortization, interest expense, net, pension and other postretirement non-service income, net, share-based compensation expense, other expense, net, impairment and restructuring costs, transaction and integration-related expenses associated with the Combination and other specific items that management believes are not indicative of the ongoing operating results of the business.

Financial information by segment is summarized below (in millions, except margins).

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Net sales (unaffiliated customers)
North America	$4,750	$4,639	$13,813	$13,869
Europe, MEA and APAC	2,824	2,819	8,405	8,168
LATAM	587	545	1,686	1,562
Total	$8,161	$8,003	$23,904	$23,599

Add net sales (intersegment)
North America	$109	$82	$291	$276
Europe, MEA and APAC	12	12	28	23
LATAM	1	—	1	14
Total	$122	$94	$320	$313

Net sales (aggregate)
North America	$4,859	$4,721	$14,104	$14,145
Europe, MEA and APAC	2,836	2,831	8,433	8,191
LATAM	588	545	1,687	1,576
Total	$8,283	$8,097	$24,224	$23,912

Adjusted EBITDA
North America	$760	$810	$2,061	$2,347
Europe, MEA and APAC	379	419	1,180	1,180
LATAM	126	116	359	354
Total	$1,265	$1,345	$3,600	$3,881

Adjusted EBITDA Margin[3]
North America	15.6%	17.2%	14.6%	16.6%
Europe, MEA and APAC	13.4%	14.8%	14.0%	14.4%
LATAM	21.4%	21.3%	21.3%	22.5%

3 Adjusted EBITDA / Net sales (aggregate)

Condensed Consolidated Balance Sheets (Unaudited)
(in millions, except share and per share data)

	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents (amounts related to consolidated variable interest entities of $1 million and $3 million at September 30, 2026 and December 31, 2025, respectively)	$723	$892
Accounts receivable, net (amounts related to consolidated variable interest entities of $858 million and $876 million at September 30, 2026 and December 31, 2025, respectively)	4,946	4,268
Inventories	3,768	3,693
Other current assets	1,697	1,586
Total current assets	11,134	10,439
Property, plant and equipment, net	22,467	23,232
Goodwill	7,153	7,218
Intangibles, net	991	1,059
Prepaid pension asset	712	616
Other non-current assets (amounts related to consolidated variable interest entities of $398 million and $393 million at September 30, 2026 and December 31, 2025, respectively)	2,688	2,593
Total assets	$45,145	$45,157

Liabilities and Equity
Current liabilities:
Accounts payable	$3,521	$3,597
Accrued expenses	712	601
Accrued compensation and benefits	900	997
Current portion of debt	842	346
Other current liabilities	1,569	1,523
Total current liabilities	7,544	7,064
Non-current debt due after one year (amounts related to consolidated variable interest entities of $365 million and $376 million at September 30, 2026 and December 31, 2025, respectively)	13,207	13,427
Deferred tax liabilities	3,321	3,297
Pension liabilities and other postretirement benefits, net of current portion	668	697
Other non-current liabilities (amounts related to consolidated variable interest entities of $336 million and $335 million at September 30, 2026 and December 31, 2025, respectively)	2,391	2,318
Total liabilities	27,131	26,803

Equity:
Preferred stock, $0.001 par value; 500,000,000 shares authorized; 10,000 shares outstanding	—	—
Common stock, $0.001 par value; 9,500,000,000 shares authorized; 524,526,075 and 522,310,486 shares outstanding at September 30, 2026 and December 31, 2025, respectively	1	1
Treasury stock, at cost; 706,129 and 1,449,320 common stock at September 30, 2026, and December 31, 2025, respectively	(34)	(64)
Capital in excess of par value	16,152	16,083
Accumulated other comprehensive loss	(364)	(348)
Retained earnings	2,238	2,655
Total shareholders’ equity	17,993	18,327
Noncontrolling interests	21	27
Total equity	18,014	18,354
Total liabilities and equity	$45,145	$45,157

Condensed Consolidated Statements of Cash Flows (Unaudited)

(in millions)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Operating activities:
Net income	$219	$245	$370	$601
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation, depletion and amortization	678	659	2,084	1,875
Impairment of assets	1	58	108	242
Cash surrender value increase in excess of premiums paid	(6)	(14)	(31)	(34)
Share-based compensation expense	21	35	76	114
Deferred income tax expense (benefit)	14	(12)	(91)	(139)
Pension and other postretirement funding more than cost	(26)	(24)	(85)	(83)
Other	2	15	1	21
Change in operating assets and liabilities, net of acquisitions and divestitures:
Accounts receivable	(45)	185	(711)	(249)
Inventories	(173)	(4)	(100)	(59)
Other assets	(5)	28	19	(19)
Accounts payable	68	(107)	163	(142)
Income taxes	20	(1)	(29)	8
Accrued liabilities and other	106	70	69	61
Net cash provided by operating activities	874	1,133	1,843	2,197
Investing activities:
Capital expenditures	(514)	(610)	(1,603)	(1,609)
Cash paid for purchase of businesses, net of cash acquired	(1)	—	(20)	(5)
Proceeds from corporate owned life insurance	19	17	30	20
Proceeds from sale of property, plant and equipment	20	15	39	15
Other	(3)	10	—	15
Net cash used for investing activities	(479)	(568)	(1,554)	(1,564)
Financing activities:
Additions to debt	2	12	50	510
Repayments of debt	(3)	(25)	(51)	(146)
Debt issuance costs	(1)	(2)	(5)	(8)
Changes in commercial paper, net	(83)	(227)	363	(245)
Other debt (repayments) additions, net	(10)	2	10	(16)
Repayments of finance lease liabilities	(11)	(6)	(38)	(29)
Proceeds from re-issuance of shares from treasury stock	—	—	14	—
Tax paid in connection with shares withheld from employees	13	(1)	(72)	(68)
Cash dividends paid to shareholders	(238)	(225)	(712)	(675)
Other	—	2	1	3
Net cash used for financing activities	(331)	(470)	(440)	(674)
Effect of exchange rate changes on cash and cash equivalents	(18)	(22)	(18)	37
Increase (decrease) in cash and cash equivalents	46	73	(169)	(4)
Cash and cash equivalents at beginning of period	677	778	892	855
Cash and cash equivalents at end of period	$723	$851	$723	$851

Non-GAAP Financial Measures and Reconciliations

Smurfit Westrock reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). However, management believes certain non-GAAP financial measures provide Smurfit Westrock’s Board of Directors, investors, potential investors, securities analysts and others with additional meaningful financial information that should be considered when assessing its ongoing performance. Smurfit Westrock management also uses these non-GAAP financial measures in making financial, operating and planning decisions, and in evaluating company performance. Non-GAAP financial measures are not intended to be considered in isolation of or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP and should be viewed in addition to, and not as an alternative for, the GAAP results. The non-GAAP financial measures we present may differ from similarly captioned measures presented by other companies. Smurfit Westrock uses the non-GAAP financial measures “Adjusted EBITDA”, “Adjusted EBITDA Margin” and “Adjusted Basic Earnings Per Share” (referred to as “Adjusted Basic EPS”). We discuss below details of the non-GAAP financial measures presented by us and provide reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

Definitions

Smurfit Westrock uses the non-GAAP financial measures “Adjusted EBITDA” and “Adjusted EBITDA Margin” to evaluate its overall performance. The composition of Adjusted EBITDA is not addressed or prescribed by GAAP. Smurfit Westrock defines Adjusted EBITDA as net income before income tax expense, depreciation, depletion and amortization, interest expense, net, pension and other postretirement non-service income, net, share-based compensation expense, other expense, net, impairment and restructuring costs, transaction and integration-related expenses associated with the Combination and other specific items that management believes are not indicative of the ongoing operating results of the business.

Management believes Adjusted EBITDA and Adjusted EBITDA Margin measures provide Smurfit Westrock’s management, Board of Directors, investors, potential investors, securities analysts and others with useful information to evaluate Smurfit Westrock’s performance relative to other periods because it adjusts out non-recurring items that management believes are not indicative of the ongoing results of the business. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by Net Sales.

Smurfit Westrock uses the non-GAAP financial measure “Adjusted Basic EPS”. Management believes this measure provides Smurfit Westrock’s management, Board of Directors, investors, potential investors, securities analysts and others with useful information to evaluate Smurfit Westrock’s performance because it excludes impairment and restructuring costs, transaction and integration-related expenses associated with the Combination and other specific items that management believes are not indicative of the ongoing operating results of the business. Smurfit Westrock and its Board of Directors use this information when making financial, operating and planning decisions and when evaluating Smurfit Westrock’s performance relative to other periods. Smurfit Westrock believes that the most directly comparable GAAP measure to Adjusted Basic EPS is Basic earnings per share attributable to common shareholders (referred to as “Basic EPS”).

Reconciliations to Most Comparable GAAP Measure

Set forth below is a reconciliation of the non-GAAP financial measures Adjusted EBITDA and Adjusted EBITDA Margin to Net Income and Net Income Margin, the most directly comparable GAAP measures, for the periods indicated (in millions, except margins).

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Net income	$219	$245	$370	$601
Income tax expense	95	91	156	183
Depreciation, depletion and amortization	678	659	2,084	1,875
Impairment and restructuring costs	26	65	199	360
Transaction and integration-related expenses associated with the Combination	—	15	1	72
Interest expense, net	174	177	519	526
Pension and other postretirement non-service income, net	(8)	(8)	(26)	(24)
Share-based compensation expense	21	35	76	114
Other expense, net	7	21	30	44
Other adjustments	(7)	2	12	16
Adjusted EBITDA	$1,205	$1,302	$3,421	$3,767

Net Sales	$8,161	$8,003	$23,904	$23,599
Net Income Margin[4]	2.7%	3.1%	1.5%	2.5%
Adjusted EBITDA Margin[5]	14.8%	16.3%	14.3%	16.0%

Set forth below is a reconciliation of the non-GAAP financial measure Adjusted Basic EPS to Basic EPS, the most directly comparable GAAP measure for the periods indicated.

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Basic EPS	$0.42	$0.47	$0.72	$1.15
Impairment and restructuring costs	0.05	0.13	0.37	0.69
Accelerated depreciation related to machine closures	0.01	—	0.15	—
Transaction and integration-related expenses associated with the Combination	—	0.03	—	0.14
Other adjustments	(0.02)	—	0.03	0.03
Income tax	(0.01)	(0.05)	(0.13)	(0.30)
Adjusted Basic EPS	$0.45	$0.58	$1.14	$1.71

4 Net Income / Net Sales

5 Adjusted EBITDA / Net Sales